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                                                                   EXHIBIT 10.23


                               AMENDMENT NO. 1 TO
                          THE DRESSER INDUSTRIES, INC.
                          1992 STOCK COMPENSATION PLAN

     Effective August 1, 1993, Part B, Section 4 of the Plan, relating to restricted incentive stock, is amended by restating the introductory paragraph and subsection (a) thereof as follows:

     "The Committee shall grant Restricted Incentive Stock Awards to Eligible Employees with respect to nonqualified stock options or incentive stock options granted to them by the Company under Part A. Stock Option Program of the Plan
("Stock Options").   From the date of such grant the Eligible Employee shall be a Participant. Each grant of a Restricted Incentive Stock Award shall entitle the Participant to receive, for every five shares of such nonqualified or incentive stock options granted to such Participant, one share of Stock upon exercise of the underlying nonqualified or incentive stock options. As to Restricted Incentive Stock Awards granted on or after August 1, 1993, related Restricted Stock shall be issued only if at the time of exercise such Participant is actively employed by the Company, a Subsidiary or an Affiliated Company and is not Disabled. The Committee shall grant Restricted Incentive Stock Awards to optionees in order to encourage them to hold shares of Stock following exercise of Stock Options. Each Restricted Incentive Stock Award shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee, provided, however, that no Restricted Incentive Stock Award shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth elsewhere in this Program.
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(a)  Issuance of Restricted Incentive Stock. Restricted Incentive Stock shall be issued as follows:

     (i) Provided that the Company shall receive written acceptance by the Participant of the Restrictions and other terms and conditions described in the Program on the date of exercise of a Stock Option, and provided that as to Restricted Incentive Stock Awards granted on or after August 1, 1993, the Participant is actively employed on such date of exercise and is not Disabled, a Participant shall be issued, pursuant to a Restricted Incentive Stock Award, one share of Restricted Stock for every five Option Shares.

    (ii) The Company, at the direction of the Committee, shall hold certificates evidencing shares of Stock granted pursuant to a Restricted Incentive Stock Award and the related Option shares, or alternatively, deliver the certificates to the Participant."